Exhibit 10.5

ZENTALIS PHARMACEUTICALS, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of the effective date of the Conversion (as defined below) (the “Effective Date”), by and between Zentalis Pharmaceuticals, Inc. (the “Company”) and the holder (“Holder”) identified on the signature page hereto (the “Signature Page”).

WHEREAS, Holder was previously granted the Class B common units (the “Units”) of Zentalis Pharmaceuticals, LLC (“Prior LLC”) set forth on the Signature Page, which Units were issued pursuant to the terms of the Prior LLC’s Profits Interest Plan (the “Profits Interest Plan”), subject to the terms of the Prior LLC’s Second Amended and Restated LLC Agreement (the “LLC Agreement”), and the Profits Interest Award Agreement(s) between Prior LLC and Holder, as amended from time to time (the “Profits Interest Agreement(s)”);

WHEREAS, in connection with the initial public offering of the Company’s common stock (“Common Stock”), pursuant to that certain Plan of Conversion by Prior LLC dated as of [____], 2020 (the “Plan of Conversion”), Prior LLC filed with the Secretary of State of the State of Delaware a certificate of conversion converting Prior LLC into the Company pursuant to a statutory conversion and automatically converting the membership interests of Prior LLC, including the Units, into shares of Common Stock, effective as of the Effective Date (such actions, collectively, the “Conversion”); and

WHEREAS, as a result of the Conversion, the Units were converted into shares of Common Stock as provided on the Signature Page hereto (the “Shares”), with any unvested Units converted into the number of unvested, restricted shares of Common Stock as provided on the Signature Page (such shares, the “Restricted Shares”), all of which subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby desire to evidence the automatic issuance of the Shares to Holder pursuant to the Conversion and agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms have the following meanings:

1.1    “Board” shall mean the Board of Directors of the Company.

1.2    “Cause” shall mean: (a) Holder’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates or any other breach of a written agreement between Holder and the Company or any of its affiliates, including without limitation a breach of any employment, confidentiality or restrictive covenant agreement; (b) Holder’s commission of a felony or commission of any other crime involving dishonesty or moral turpitude under the applicable law; (c) Holder’s gross negligence or willful misconduct or Holder’s willful or repeated failure or refusal to substantially perform his or her assigned duties; (d) any act of fraud, embezzlement, misappropriation or dishonesty committed by Holder against the Company or any of its affiliates; or (e) any acts, omissions or statements by Holder which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its affiliates. Notwithstanding the foregoing, if Holder is a party to a written employment or consulting agreement with the Company or any affiliate in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

1.3    “Change in Control” shall have the meaning given to such term in the Company’s 2020 Incentive Award Plan.

1.4    “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to any specific provision of the Code shall be deemed to refer also to any successor provisions thereto.

1.5    “Consultant” shall mean any consultant or advisor if: (a) the consultant or advisor renders bona fide services to the Company or any affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of Securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural Person who has contracted directly with the Company or any affiliate to render such services.

1.6    “Director” shall mean a member of the Board.

1.7    “Employee” shall mean any officer or other employee of the Company or any affiliate. Holder shall not cease to be an Employee in the case of transfers between locations of the Company and its affiliates or between the Company, any affiliate or any successor.

1.8    “Good Reason” shall mean (a) a change in Holder’s position with the Company (or its affiliate employing Holder) that materially reduces Holder’s authority, duties or responsibilities, (b) a material diminution in Holder’s level of base compensation, except in connection with a general reduction in the base compensation of the Company’s personnel with similar status and responsibilities or (c) a relocation of Holder’s place of employment by more than fifty (50) miles, provided that such change, reduction or relocation is effected by the Company (or its affiliate employing Holder) without Holder’s consent. Notwithstanding the foregoing, Good Reason shall only exist if Holder shall have provided the Company with written notice within sixty (60) days of the initial occurrence of any of the foregoing events or conditions, and the Company or any successor or affiliate fails to eliminate the conditions constituting Good Reason within thirty (30) days after receipt of written notice of such event or condition from Holder. Holder’s resignation from employment with the Company for “Good Reason” must occur within six (6) months following the initial occurrence of one of the foregoing events or conditions. Notwithstanding the foregoing, if Holder is a party to a written employment or consulting agreement with the Company or any affiliate in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.

1.9    “Securities Act” shall mean the Securities Act of 1933, as amended.

1.10    “Termination of Service” shall mean:

(a)    As to a Consultant, termination for any reason, including death, disability, resignation, retirement or termination with or without Cause, at any time, of Holder’s engagement as a Consultant to the Company or any affiliate, but excluding any termination where Holder simultaneously commences or remains in employment or service with the Company or any affiliate.

(b)    As to a Director, termination for any reason, including, without limitation, a termination by resignation, removal with or without Cause, failure to be elected, death or retirement, of Holder’s service as a Director, but excluding any termination where Holder simultaneously commences or remains in employment or service with the Company or any affiliate.

(c)    As to an Employee, termination for any reason, including death, disability, resignation, retirement or termination with or without Cause, at any time, of Holder’s employment with the Company or any affiliate, but excluding any termination which includes simultaneous reemployment or continuous employment of Holder by the Company or any affiliate.

The Board (or its designee), in its absolute discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the affiliate employing or contracting with Holder ceases to remain an affiliate of the Company following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.

GENERAL

2.1    Issuance of Shares. Subject to the terms and conditions of this Agreement and pursuant to the Plan of Conversion, Holder was automatically issued the Shares identified on the Signature Page hereto pursuant to the Conversion. Holder’s ownership of Shares will be evidenced by (i) a stock certificate or certificates representing the Shares to be registered in Holder’s name or (ii) by a book-entry in the Company’s records. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Shares are held in book-entry form, then the book-entry will indicate that the Shares are subject to the restrictions of this Agreement.

2.2    Section 83(b) Election. Within ten (10) days after the Effective Date, Holder shall provide the Company with a copy of a completed election under Section 83(b) of the Code in the form of Exhibit B attached hereto. Holder shall timely (within 30 days of the Effective Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that Holder has made such timely filing and furnish a copy of such filing to the Company. Holder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.

2.3    Representation. Holder acknowledges that the Shares have not been registered under the Securities Act and, accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

ARTICLE III.

VESTING, FORFEITURE AND ESCROW

3.1    Vesting. Each Restricted Share will initially be unvested and subject to the forfeiture restrictions set forth in Section 3.2 below and the transfer restrictions set forth in Section 5.2 below. Each Restricted Share shall become a vested Share (a “Vested Share”) at the same time as the Unit in respect of which the Restricted Share was granted in the Conversion would have vested under the terms of the Profits Interest Agreement(s), as specified on the Signature page hereto, except that any fraction of a Restricted Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated. The Board (or its designee) may accelerate the vesting of all or a portion of the Restricted Shares in such circumstances as it may determine.

3.2    Forfeiture. In the event of Holder’s Termination of Service for any reason, Holder will immediately and automatically forfeit any Restricted Shares to the Company at the time of Holder’s Termination of Service, except as otherwise determined by the Board (or its designee) or provided in a binding written agreement between Holder and the Company. Upon forfeiture of Restricted Shares, the Company will become the legal and beneficial owner of the Restricted Shares and all related interests and Holder will have no further rights with respect to the Restricted Shares.

3.3    Escrow.

(a)    Restricted Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. Holder appoints the Company and its authorized representatives as Holder’sattorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Restricted Shares (and Retained Distributions (as defined below), if any, paid on such forfeited Restricted Shares) to the Company as may be required pursuant to this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

(b)    All cash dividends and other distributions made or declared with respect to Restricted Shares (“Retained Distributions”) will be held by the Company until the time (if ever) when the Restricted Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained Distribution Account”) for each Restricted Share with respect to which Retained Distributions have been made or declared in cash and credit the Retained Distribution Account (without interest) on the date of payment with the amount of such cash paid or declared with respect to the Restricted Share. Retained Distributions (including any Retained Distribution Account balance) will immediately and automatically be forfeited upon forfeiture of the Restricted Share with respect to which the Retained Distributions were paid or declared.

(c)    As soon as reasonably practicable following the date on which a Restricted Share becomes a Vested Share, the Company will (i) cause the certificate (or a new certificate without the legend required by this Agreement, if Holder so requests) representing the Restricted Share to be delivered to Holder or, if the Restricted Share is held in book-entry form, cause the notations indicating the Restricted Share is subject to the restrictions of this Agreement to be removed and (ii) pay to Holder the Retained Distributions relating to the Restricted Share.

3.4    Rights as Stockholder. Except as otherwise provided in this Agreement, upon issuance of the Shares by the Company, Holder will have all the rights of a stockholder with respect to the Shares, including the right to vote the Shares and to receive dividends or other distributions paid or made with respect to the Shares. Holder acknowledges that the Shares are subject to adjustment in accordance with the Company’s organizational documents.

ARTICLE IV.

TAXATION AND TAX WITHHOLDING

4.1    Representation. Holder has reviewed with Holder’s own tax advisors the tax consequences of the Shares and the transactions contemplated by this Agreement and the Conversion. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

4.2    Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    The Company and its affiliates have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.

(b)    Holder is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any affiliate takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the Shares or the subsequent sale of the Shares. The Company and the affiliates do not commit and are under no obligation to structure the Conversion or this Agreement to reduce or eliminate Holder’s tax liability.

ARTICLE V.

RESTRICTIVE LEGENDS AND TRANSFERABILITY

5.1    Legends. Any certificate representing a Share will bear the following legend(s) (as applicable) and any additional legends that the Company determines are required by law:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE OFFERING AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT.

5.2    Transferability. Without the consent of the Board (or its designee), the Restricted Shares and any Retained Distributions may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, in any manner unless and until they become Vested Shares. Any attempted transfer or disposition of Restricted Shares or related Retained Distributions prior to the time the Restricted Shares become Vested Shares shall be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

5.3    Market Standoff. Holder hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Holder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the

Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may place a restrictive legend on any security issued to Holder and/or impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

ARTICLE VI.

OTHER PROVISIONS

6.1    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Holder must be in writing and addressed to Holder at Holder’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

6.3    No Right to Continued Service. Nothing in this Agreement shall confer upon Holder any right to continue in the employment or service of the Company (including for the avoidance of doubt any of its affiliates), or shall interfere with or restrict in any way the rights of the Company or any of its affiliates, which rights are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Holder and the Company or any of affiliates.

6.4    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile, electronic mail, portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

6.5    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

6.6    Entire Agreement; Amendments and Waivers. This Agreement (including any exhibit hereto) constitutes the entire agreement of the parties and supersedes in their entirety all prior undertakings and agreements of the parties hereto with respect to the subject matter hereof, including the Profits Interest Plan, the Profits Interest Agreement and the LLC Agreement. This Agreement may not be amended except in an instrument in writing signed by Holder and a duly authorized representative of the Company. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.7    Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

6.8    Titles. The titles, captions or headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

6.9    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.10    Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, the Shares and any proceeds thereof shall be subject to clawback as determined by the Committee, which clawback may include forfeiture, repurchase and/or recoupment of the Shares and amounts paid or payable pursuant to or with respect to the Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

ZENTALIS PHARMACEUTICALS, INC.

By:
Name:
Title:

HOLDER

By:
Name:

Number of Units and Shares of Common Stock Issued Pursuant to Conversion:

Date of Grant	Number of Class B Common Units Under Profits Interest Agreement on Effective Date		Number of Shares of Common Stock Issued on Effective Date
	Vested	Unvested	Vested Shares	Restricted Shares
[______]	[______]	[______]	[______]	[______](1)
[______]	[______]	[______]	[______]	[______](2)

(1)

The Restricted Shares will vest as follows: [______]. In addition to the foregoing, in the event of Holder’s Termination of Service as a result of Holder’s termination by the Company or an affiliate other than for Cause following a Change in Control, all of the Restricted Shares shall vest on the date of such termination.

(2)

The Restricted Shares will vest as follows: [______]. In addition to the foregoing, in the event of Holder’s Termination of Service as a result of Holder’s termination by the Company or an affiliate other than for Cause following a Change in Control, all of the Restricted Shares shall vest on the date of such termination.

C-1

EXHIBIT A

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Zentalis Pharmaceuticals, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) election form as well.

Prepare a cover letter to the Internal Revenue Service.

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Zentalis Pharmaceuticals, Inc. for its records.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Zentalis Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

___________________________

___________________________

___________________________

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

___________________________

___________________________

___________________________

SSN:

Description of the property with respect to which the election is being made:

_______ shares of Common Stock of the Company.

The date on which the property was transferred was ________, 2020. The taxable year to which this election relates is calendar year 2020.

Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture upon the occurrence of certain events. This forfeiture restriction lapses based upon the continued performance of services by the taxpayer over time.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $___________ per Share.

The amount paid by the taxpayer for the Shares was $_________ per share.

A copy of this statement has been furnished to the Company.

Dated: _____________, 2020                            Taxpayer Signature ________________________